EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of GSI Commerce, Inc. on Form S-8 for our report dated March 20, 2003, appearing in the Annual Report on Form 10-K of GSI Commerce, Inc. for the year ended December 28, 2002.

/s/    DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

September 23, 2003